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                                   EXHIBIT 11

                 STATEMENT OF COMPUTATION OF PER SHARE EARNINGS

                                                             2003         2002         2001
                                                          ----------   ----------   ----------
Weighted average number of issued shares each period       5,611,000    5,599,000    5,638,000
Common stock equivalents, computed using treasury stock
method                                                       347,000      412,000      600,000
                                                          ----------   ----------   ----------
                                                           5,958,000    6,011,000    6,238,000
                                                          ==========   ==========   ==========
Shares used in
Basic EPS                                                  5,611,000    5,599,000    5,638,000
Diluted EPS                                                5,958,000    6,011,000    6,238,000

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